Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com
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February 16, 2016	Los Angeles	Tokyo
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Landmark Infrastructure Partners LP

2141 Rosecrans Avenue
Suite 2100

El Segundo, California 90245

Re:  Landmark Infrastructure Partners LP Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issuance and sale from time to time of up to 5,000,000 common units representing limited partnership interests in the Partnership (the “Common Units”). The term “Common Units” shall include any additional common units that may be registered by the Partnership pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issuance of the Common Units.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of the Partnership and others as to factual matters without having independently verified such factual matters. We are opining

February 16, 2016

herein as to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and number of units that do not exceed the respective total amounts and number of units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Common Units will be validly issued and, under the Delaware Act, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Common Units. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP